CYBER MERCHANTS EXCHANGE

                                                                    EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Cyber Merchants Exchange, Inc. Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank S. Yuan, Chairman, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

     (2) The information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of the Company.

By:  /s/ Frank S. Yuan
     -----------------
         Frank S. Yuan
Chief Executive Officer, Chief Financial Officer and Director
May 13, 2005



A signed original of this written statement required by section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to cyber merchants exchange, inc. And will be retained by cyber merchants exchange, inc. And furnished to the securities and exchange commission or its staff upon request.